Exhibit 11.1

                            Coffee Holding Co., Inc.
                    Computation of Per Share Earnings (Loss)
                                   (Unaudited)

                                                  Six Months Ended               Three Months Ended
                                                      April 30,                       April, 30
                                                 2006            2005            2006            2005
                                             -----------     -----------     -----------      -----------
Net Income (Loss)                            $   235,404     $ 1,000,636     $  (284,234)     $   598,356
                                             ===========     ===========     ===========      ===========

BASIC EARNINGS:
Weighted average number of common
   Shares outstanding                          5,529,830       3,999,650       5,529,830        3,999,650
                                             ===========     ===========     ===========      ===========

Basic earnings (loss) per common share       $       .04     $       .25     $      (.05)     $       .15
                                             ===========     ===========     ===========      ===========

DILUTED EARNINGS:
Weighted average number of common
   Shares outstanding                          5,529,830       3,999,650       5,529,830        3,999,650
Warrants - common stock equivalents               65,030               0               0                0
                                             -----------     -----------     -----------      -----------

Weighted average number of common
   Shares outstanding - as adjusted            5,594,860       3,999,650       5,529,830        3,999,650
                                             ===========     ===========     ===========      ===========

Diluted earnings (loss) per common share     $       .04     $       .25     $      (.05)     $       .15
                                             ===========     ===========     ===========      ===========